      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1994

                                                               FILE NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                      GENERAL ELECTRIC CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

                            NEW YORK                                                         13-1500700
                    (State of incorporation)                                  (I.R.S. Employer Identification Number)

                              260 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06927
                                 (203) 357-4000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           -------------------------
                                BRUCE C. BENNETT
    ASSOCIATE GENERAL COUNSEL -- TREASURY OPERATIONS AND ASSISTANT SECRETARY
                              260 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06927
                                 (203) 357-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           -------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

    From time to time after the effective date of this Registration Statement as determined by market conditions.
                              --------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.                                                                         / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, please check the following box.                          /X/
                              --------------------
                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM   PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                   AMOUNT TO BE      OFFERING PRICE        AGGREGATE          AMOUNT OF
            SECURITIES TO BE REGISTERED                REGISTERED(1)       PER UNIT(2)     OFFERING PRICE(2)  REGISTRATION FEE
Debt Securities....................................    $5.0 billion           100%           $5.0 billion        $1,724,150
Warrants...........................................         (3)                (3)                (3)                (3)

(1) Or, if any Debt Securities are issued (i) with an initial offering price denominated in a foreign currency or a unit of two or more currenices, such amount as shall result in an aggregate initial offering price equivalent to $5.0 billion or (ii) at an original issue discount, such greater amount as shall result in an aggregate initial offering price of $5.0 billion.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Warrants may be offered and sold entitling the holder to purchase any of the Debt Securities. Pursuant to Rule 457(g), no registration fee is attributable to the Warrants registered hereby.

                              --------------------
    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT WILL ALSO BE USED IN CONNECTION WITH THE ISSUANCE OF DEBT SECURITIES REGISTERED PURSUANT TO REGISTRATION STATEMENT NO. 33-50909 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 AND DECLARED EFFECTIVE ON NOVEMBER 19, 1993.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED JUNE   , 1994

PROSPECTUS

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                DEBT SECURITIES

                      WARRANTS TO PURCHASE DEBT SECURITIES

    General Electric Capital Corporation (the "Company") may offer from time to time its senior, unsecured debt securities ("Debt Securities") and its warrants ("Warrants") to purchase any of the Debt Securities (the Debt Securities and the Warrants being herein collectively called the "Securities"). The Debt Securities are hereinafter in this Prospectus referred to as the "Notes," although any series of Debt Securities to which the accompanying Prospectus Supplement relates may bear a different title. The term "Prospectus Supplement" as used herein includes any Pricing Supplement that accompanies any Prospectus Supplement that accompanies this Prospectus.

    The Securities will be offered on terms determined at the time of sale. The accompanying Prospectus Supplement sets forth specifically

    (a) with regard to the Notes in respect of which this Prospectus is being delivered:

     -    the title of the Notes,

     -    the aggregate principal amount offered,

     - the currency, currencies or currency units in which payments on the Notes are payable,

     - the rate or method of calculation, and the dates of payment, of interest, if any,

     -    the date or dates from which such interest shall accrue,

     - the method of determining holders to whom any such interest shall be payable,

     -    the authorized denominations, if other than as provided herein,

     -    the maturity,

     -    the offering price or terms,

     - the terms of any sinking fund, purchase fund or mandatory redemption, and of any redemption or repayment at the option of the Company or the holder,

     - the Trustee acting under the Indenture pursuant to which the Notes are to be issued,

     - the underwriter or underwriters or agent or agents, if any, for the Notes, their compensation or the basis of determining the same and the net proceeds to the Company, and

     -    the exchanges, if any, on which the Notes may be listed; and

    (b) with regard to the Warrants, if any, in respect of which this Prospectus is being delivered:

     -    the offering price or terms,

     -    a description of the Notes for which each Warrant is exercisable,

     - the aggregate number, exercise price, exercise period and expiration date of the Warrants,

     -    the currency or currencies in which the exercise price is payable,

     -    the terms of any mandatory or optional call provisions,

     - the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration,

     - the Warrant Agent acting under the Warrant Agreement pursuant to which the Warrants are to be issued, and

     -    the exchanges, if any, on which the Warrants may be listed.

    The Securities will be sold either through underwriters or dealers, through agents designated from time to time, or directly by the Company.
                               ------------------

 THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
     SECURITIES  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

June   , 1994

    No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and the accompanying Prospectus Supplement in connection with the offer contained in this Prospectus and the accompanying Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any agent, underwriter or dealer. Neither the delivery of this Prospectus and the accompanying Prospectus Supplement, nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the dates as of which information is given in this Prospectus and in the accompanying Prospectus Supplement. This Prospectus and the accompanying Prospectus Supplement do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                               ------------------

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission at 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 and copies can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.

                               ------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

    There is hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 1994 heretofore filed with the Securities and Exchange Commission pursuant to the 1934 Act, to which reference is hereby made.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered by the accompanying Prospectus Supplement shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.

    The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents.
Requests for such copies should be directed to Bruce C. Bennett, Associate General Counsel -- Treasury Operations and Assistant Secretary, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 357-4000.

                               ------------------

                                  THE COMPANY

    General Electric Capital Corporation was incorporated in 1943 in the State of New York, under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, formed in 1932. Until November 1987, the name of the Company was General Electric Credit Corporation. All outstanding common stock of the Company is owned by General Electric Capital Services, Inc., ("GE Capital Services") formerly General Electric Financial Services, Inc., which is in turn wholly owned by General Electric Company ("GE Company"). The business of the Company (which term, as used hereinafter under the above caption "The Company," means the Company and its consolidated affiliates) originally related principally to financing the distribution and sale of consumer and other products of GE
Company. Currently, however, the type and brand of products financed and the financial services offered are significantly more diversified. Very little of the financing provided by the Company involves products that are manufactured by GE Company.

    The Company operates in four finance industry segments and in a specialty insurance industry segment. The Company's financing activities include a full range of leasing, loan, equipment management services and annuities. The Company's specialty insurance activities include providing private mortgage insurance, financial (primarily municipal) guarantee insurance, creditor insurance, reinsurance and, for financing customers, credit life and property and casualty insurance. The Company is an equity investor in a retail organization and certain other financial services organizations. The Company's operations are subject to a variety of regulations in their respective jurisdictions.

    Services of the Company are offered primarily in the United States, Canada and Europe. Computerized accounting and service centers, including those located in Connecticut, Ohio, Georgia and England, provide financing offices and other service locations with data processing, accounting, collection, reporting and other administrative support. The Company's principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927 (telephone number
(203) 357-4000). At December 31, 1993, the Company employed approximately 27,000 persons.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

               YEAR ENDED DECEMBER 31,
- -----------------------------------------------------    THREE MONTHS ENDED
  1989       1990       1991       1992       1993          APRIL 2, 1994
- ---------  ---------  ---------  ---------  ---------  -----------------------
1.30            1.31       1.34       1.44       1.62              1.63

    For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of annual rentals, which the Company believes is a reasonable approximation of the interest factor of such rentals.

                                USE OF PROCEEDS

    Except as may be otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the net proceeds from the sale of the Securities to which such Prospectus Supplement relates will be added to the general funds of the Company and will be available for financing its operations. Additional short-and long-term financing, as required, will be undertaken at such times, and through such means, as may be appropriate.

                              PLAN OF DISTRIBUTION

    The Company may sell any issue of the Securities in any one or more of the following ways: (i) through one or more underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through one or more agents.

    From time to time, the Company may receive, and may solicit, offers from underwriters to purchase all or a part of the Securities, to be reoffered to the public through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone or otherwise. The managing underwriter or underwriters, if any, with respect to the offer and sale of the Securities to which the Prospectus Supplement accompanying this Prospectus relates are set forth in such Prospectus Supplement and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement. The Company will execute an underwriting agreement (the "Underwriting Agreement") with any such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. Such Prospectus Supplement also states the discounts and commissions, if any, to be allowed or paid to the underwriters by the Company, and describes all other items, if any, constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any. If underwriters or dealers are used in the sale, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined by the underwriter or dealer at the time of sale. The relevant Underwriting Agreement will provide that the obligations of the underwriters are subject to certain conditions precedent, and the Company will agree, under the Underwriting Agreement, to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

    Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement accompanying this Prospectus. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933.

    If so indicated in the Prospectus Supplement accompanying this Prospectus, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from the Company at the offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The Company anticipates that delayed delivery contracts would be used to facilitate the marketing of the Securities by accommodating institutions that wish to invest in the Securities but will not have funds available for the purchase until some date following the anticipated closing date.

    GE Capital Services, which owns all of the outstanding common stock of the Company, owns 100% of the common stock of Kidder, Peabody Group Inc. which in turn owns 100% of the common stock of Kidder, Peabody & Co. Incorporated ("Kidder"). As a result, any offering of Securities is required to be made in compliance with the applicable provisions of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. ("NASD"), which Schedule applies to offerings of securities of issuers affiliated with NASD members. In accordance therewith, no underwriter or dealer may confirm sales of Securities to accounts over which they exercise discretionary authority.

    For further information with respect to the terms of the offering of Securities in respect of which this Prospectus is being delivered, see the Prospectus Supplement accompanying this Prospectus.

                              DESCRIPTION OF NOTES

GENERAL

    The Notes are to be issued under one or more separate Indentures (each an "Indenture"), in each case between the Company and a banking institution organized under the laws of the United States or one of the states thereof (each a "Trustee"). None of the Indentures limits the amount of Notes or other unsecured, senior debt which may be issued thereunder or limits the amount of other debt, secured or unsecured, which may be issued by the Company.

    The statements under this heading are subject to the detailed provisions of each Indenture, a copy of each of which is filed as an exhibit to the Registration Statement. Wherever particular provisions of the Indentures or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and the statements are qualified in their entirety by such reference.

    Reference is made to the Prospectus Supplement accompanying this Prospectus for the terms specified by the Company pursuant to the Indenture of, and other information with respect to, the Notes being offered thereby, including: (1) the designation, the aggregate principal amount and, if other than as provided herein, the authorized denominations of such Notes; (2) the percentage of their principal amount at which such Notes will be issued; (3) the date or dates on which such Notes will mature; (4) the currency, currencies or currency units in which the payments on such Notes will be payable; (5) the rate or rates at which such Notes will bear interest, if any, or the method of determination of such rate or rates; (6) the date or dates from which such interest, if any, shall accrue, the dates on which such interest, if any, will be payable and the method of determining holders to whom any such interest shall be payable; (7) the prices, if any, at which, and the dates at or after which, such Notes must or may be repaid, repurchased or redeemed; (8) the exchanges, if any, on which the Notes may be listed; and (9) the Trustee under the Indenture pursuant to which the Notes are to be issued. (Sections 2.02 and 2.02A.) Interest, if any, is to be payable to the persons, and in the manner, specified in the Prospectus Supplement accompanying this Prospectus and, unless otherwise specified in such Prospectus Supplement, will be computed on the basis of a 360-day year consisting of twelve 30-day months. (Section 2.10.)

    The Notes will be unsecured and will rank PARI PASSU (equally and ratably) with all other unsecured and unsubordinated indebtedness of the Company.

    Some of the Notes may be issued as discounted Notes to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Notes will be described in the Prospectus Supplement with respect to any such Notes.

    The Indentures do not contain any provisions (other than as described below under "Certain Covenants of the Company") that limit the ability of the Company to incur indebtedness or that afford holders of Securities protection in the event GE Company, as sole indirect stockholder of the Company, causes the
Company to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

GLOBAL NOTES, DELIVERY AND FORM

    Except as otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the Notes will be issued in the form of one or more fully registered Global Notes that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository") and registered in the name of the Depository's nominee. The Depository currently limits the maximum denomination of any single Global Note to $150,000,000. For purposes of this Prospectus, "Global Note" refers to the Global Note or Global Notes representing an entire issue of Notes.

    Except as set forth below, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

    The Depository has advised as follows: it is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of securities transactions in such securities between Participants through electronic book-entry charges in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by the Depository only through Participants or indirect participants.

    The Depository advises that pursuant to procedures established by it (i) upon issuance of a Global Note by the Company in connection with the sale thereof to an underwriter or underwriters, the Depository will credit the accounts of Participants designated by such underwriter or underwriters with the principal amount of the Notes purchased by such underwriter or underwriters, and
(ii) ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to Participants), by the Participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in a Global Note is limited to such extent.

    So long as a nominee of the Depository is the registered owner of a Global Note, such nominee for all purposes will be considered the sole owner or holder of such Notes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form, and will not be considered the owners or holders thereof under the Indenture.

    Neither the Company, the Trustee, any paying agent nor any registrar of the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Payments of principal and interest, if any, on the Notes registered in the name of the Depository's nominee will be made by or on behalf of the Company in immediately available funds to the Depository's nominee as the registered owner of the Global Note. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes are registered as the owners of such Notes for the purpose of receiving payment of principal and interest, if any, on such Notes and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest, if any, on the Notes to owners of beneficial interests in a Global Note. The Depository has advised the Company and the Trustee that its current practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in a Global Note as shown in the records of the Depository. The Depository's current practice is to credit such accounts, as to interest, in next-day funds and, as to principal, in same-day funds. Payments by Participants and indirect participants to owners of beneficial interests in a Global Note will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the Participants or indirect participants.

    If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Notes in definitive form in exchange for a Global Note. In addition, the Company may at any time determine not to have the Notes represented by a Global Note and, in such event, will issue Notes in definitive form in exchange for a Global Note. In either instance, an owner of a beneficial interest in a Global Note will be entitled to have Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons, and the Company will maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where such Notes may be presented for payment and may be transferred or exchanged. No service charge will be made for any transfer or exchange of such Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

SAME-DAY SETTLEMENT IN RESPECT OF GLOBAL NOTES

    Secondary trading in definitive long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, Global Notes held by the Depository will trade in the

Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Notes will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

CERTAIN COVENANTS OF THE COMPANY

    The Company covenants that neither it nor any Finance Subsidiary will subject any of its property or assets to any lien unless the Notes are secured equally and ratably with other indebtedness thereby secured. There are excepted from this covenant liens created to secure obligations for the purchase price of real estate, equipment or other physical property and certain liens existing at the time any such property is acquired; liens, existing at the time of acquisition, on acquired receivables or other nonphysical property if the gross amount of such receivables and the fair market value of such other property, in the aggregate, do not exceed 5% of net receivables of the Company and its Finance Subsidiaries taken on a consolidated basis; liens created to secure the borrowing of money by a Finance Subsidiary from the Company or another Finance Subsidiary; and certain other liens not related to the borrowing of money. (Section 4.03.)

    As used in the preceding paragraph, the term "Finance Subsidiary" means any Subsidiary (as defined below) engaged within the United States in the business of purchasing notes, accounts receivable (whether or not payable in installments), conditional sale contracts or other paper originating in sales at wholesale or retail, or of leasing new or used products or of making installment loans, and the term "Subsidiary" means any corporation of which the Company directly or indirectly owns or controls at the time at least a majority of the outstanding stock having under ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of the board of directors of such corporation. (Section 1.01.)

    If upon any consolidation or merger of the Company with any other corporation, or upon any sale, conveyance or lease of substantially all its assets, any of the property of the Company or of any Subsidiary owned immediately prior thereto would thereupon become subject to any mortgage, pledge, lien or encumbrance, the Company prior to or simultaneously with such event will secure the Notes equally and ratably with any other obligations of the Company then entitled thereto, by a direct lien on such property prior to all liens other than any theretofore existing thereon. (Section 11.02.)

MODIFICATION OF THE INDENTURES

    Each Indenture permits the Company and the Trustee thereunder, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes of each series affected outstanding, to add any provisions to or change in any manner or eliminate any of the provisions of such Indenture or modify in any manner the rights of the holders of Notes of each such series, PROVIDED that no such addition or modification shall (i) among other things, extend the fixed maturity of any Notes or reduce the principal amount thereof (including in the case of a discounted Note the amount payable upon acceleration of the maturity thereof), reduce the redemption premium thereon or reduce the rate or extend the time of payment of interest, if any, thereon, or (ii) reduce the aforesaid percentage of principal amount of such Notes of any series, the consent of the holders of which is required for any addition or modification, without in each case the consent of the holder of each such Note so affected. (Section 10.02.)

EVENTS OF DEFAULT

    An Event of Default with respect to any series of Notes is defined in each Indenture as being: (a) default in any payment of principal or premium, if any, on any Note of such series; (b) default for 30 days in payment of any interest on any Note of such series; (c) default in the making or satisfaction of any sinking fund payment or analogous obligation on the Notes of such series; (d) default for 60 days after written notice to the Company in performance of any other covenant in respect of the Notes of such series contained in such Indenture; (e) a default, as defined, with respect to any other series of Notes outstanding under the relevant Indenture or as defined in any other indenture or instrument evidencing or under which the Company has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of the Company shall have been accelerated and such acceleration shall not have been annulled within 10 days after written notice thereof (PROVIDED, that the resulting Event of Default with respect to such series of Notes may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series or such other indebtedness); or (f) certain events in bankruptcy, insolvency or reorganization. (Section 6.01.) Each Indenture requires the Company to deliver to the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.06.) No Event of Default with respect to a particular series of Notes under any Indenture necessarily constitutes an Event of Default with respect to any other series of Notes issued thereunder. Each Indenture provides that the Trustee may withhold notice to the holders of any series of Notes issued thereunder of any default (except in the payment of principal, premium, if any, or interest, if any, on any of the Notes of such series or in the making of any sinking fund instalment or analogous obligation with respect to such series) if the Trustee considers it in the interest of such Noteholders to do so. (Section 6.08.)

    Each Indenture provides that during the continuance of an Event of Default with respect to any series of Notes, either the Trustee thereunder or the holders of 25% in aggregate principal amount of the outstanding Notes of such series may declare the principal, or in the case of discounted Notes, such portion thereof as may be described in the Prospectus Supplement accompanying this Prospectus, of all such Notes to be due and payable immediately, but under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such Notes then outstanding. Each Indenture provides that past defaults with respect to a particular series of Notes (except, unless theretofore cured, a default in payment of principal of, premium, if any, or interest, if any, on any of the Notes of such series, or the payment of any sinking fund instalment or analogous obligation on the Notes of such series) may be waived on behalf of the holders of all Notes of such series by the holders of a majority in principal amount of such Notes then outstanding. (Sections 6.01 and 6.07.)

    Subject to the provisions of each Indenture relating to the duties of the Trustee thereunder in case an Event of Default with respect to any series of Notes shall occur and be continuing, such Trustee shall be under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of any holders of Notes of any series issued thereunder unless such holders shall have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02.) Subject to such indemnification provision, each Indenture provides that the holders of a majority in principal amount of the Notes of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such Trustee with respect to the Notes of such series, provided that such Trustee may decline to follow any such direction if it has not been offered reasonable indemnity therefor or if it determines that the proceedings so directed would be illegal or involve it in any personal liability. (Section 6.07.)

CONCERNING THE TRUSTEE

    Mercantile-Safe Deposit and Trust Company acts as trustee under (i) an Indenture with the Company dated as of September 1, 1982, as amended and supplemented, (ii) an Indenture with the Company dated as of March 15, 1986, as amended and supplemented, and (iii) an Indenture with the Company dated as of October 1, 1991. A number of series of senior, unsecured notes of the Company are presently outstanding under each of such indentures, and any of the Notes may be issued under either of the indentures referred to in clauses (i) and (ii) above.

    Any material business and other relationships (including additional trusteeships), other than the present and prospective trusteeships referred to in the foregoing paragraph, between, on the one hand, the Company, GE Company and other affiliates of GE Company and, on the other hand, each Trustee under any Indenture pursuant to which any of the Notes to which the Prospectus Supplement accompanying this Prospectus relates are to be issued, are described in such Prospectus Supplement.

                            DESCRIPTION OF WARRANTS

GENERAL

    The following statements with respect to the Warrants are summaries of the detailed provisions of one or more separate Warrant Agreements (each a "Warrant Agreement") between the Company and a banking institution organized under the laws of the United States or one of the states thereof (each a "Warrant Agent"), a form of which is filed as an exhibit to the Registration Statement. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

    The Warrants will be evidenced by Warrant Certificates (the "Warrant Certificates") and, except as otherwise specified in the Prospectus Supplement accompanying this Prospectus, may be traded separately from any Notes with which they may be issued. Warrant Certificates may be exchanged for new Warrant Certificates of different denominations at the office of the Warrant Agent. The holder of a Warrant does not have any of the rights of a Noteholder in respect of, and is not entitled to any payments on, any Note issuable (but not yet issued) upon exercise of the Warrants.

    The Warrants may be issued in one or more series, and reference is made to the Prospectus Supplement accompanying this Prospectus relating to the particular series of Warrants, if any, offered thereby for the terms of, and other information with respect to, such Warrants, including: (1) the title and the aggregate number of Warrants; (2) the Notes for which each Warrant is exercisable; (3) the date or dates on which such Warrants will expire; (4) the price or prices at which such Warrants are exercisable; (5) the currency or currencies in which such Warrants are exercisable; (6) the periods during which and places at which such Warrants are exercisable; (7) the terms of any mandatory or optional call provisions; (8) the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration; (9) the identity of the Warrant Agent; and (10) the exchanges, if any, on which such Warrants may be listed.

EXERCISE OF WARRANTS

    Warrants may be exercised by payment to the Warrant Agent of the exercise price, in each case in such currency or currencies as are specified in the Warrant, and communicating the identity of the Warrantholder and the number of Warrants to be exercised. Upon receipt of payment and the Warrant Certificate properly completed and duly executed, at the office of the Warrant Agent, the Warrant Agent will, as soon as practicable, forward Notes in authorized denominations. If less than all of the Warrants evidenced by the Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                                 LEGAL OPINIONS

    Except as may be otherwise specified in the Prospectus Supplement accompanying this Prospectus, the legality of the Securities will be passed upon for the Company by one of Burton J. Kloster, Jr., a director and Senior Vice President, General Counsel and Secretary of the Company or Bruce C. Bennett, Associate General Counsel -- Treasury Operations and Assistant Secretary of the Company, and for the underwriters, agents or dealers by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Messrs. Kloster and Bennett, together with members of their families, own, have options to purchase and have other interests in shares of common stock of GE Company.

                                    EXPERTS

    The financial statements and schedules of General Electric Capital Corporation and consolidated affiliates as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick covering the December 31, 1993, financial statements refers to a change in the method of accounting for certain investments in securities.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing Fee for Registration Statement........................................  $1,724,150
Accounting Fees and Expenses.................................................      53,000*
Trustees' and Warrant Agents' Fees and Expenses (including counsel fees).....      65,000*
Blue Sky filing and counsel fees.............................................      45,000*
Printing and Engraving Fees..................................................     150,000*
Rating Agency Fees...........................................................     550,000*
Miscellaneous................................................................       1,500*
                                                                               ----------
                Total........................................................  $2,588,650*
                                                                               ----------
                                                                               ----------

- --------------------------
* Estimated, and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Sections 7018-7022 of the New York Banking Law the Company may or shall, subject to various exceptions and limitations, indemnify its directors or officers as follows:

        a. If a director or officer is made or threatened to be made a party to an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of some other enterprise (including an employee benefit plan), the Company may indemnify him against amounts paid in settlement and reasonable expenses, including attorney's fees, incurred in the defense or settlement of such action or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company, except that no indemnification is available under such statutory provisions in respect of a threatened action or a pending action which is settled or otherwise disposed of, or any claim or issue or matter as to which such person is found liable to the Company, unless in each such case a court determines that such person is fairly and reasonably entitled to indemnity for such amount as the court deems proper.

        b. With respect to any action or proceeding other than one by or in the right of the Company to procure a judgment in its favor, if a director or officer is made or threatened to be made a party by reason of the fact that he was a director or officer of the Company, or served some other enterprise (including an employee benefit plan) at the request of the Company, the Company may indemnify him against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees incurred as a result of such action or proceeding, or an appeal therein, if he acted in good faith for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        c. A director or officer who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in subparagraphs a or b above, shall be entitled to indemnification as authorized in such paragraphs.

The foregoing statement is subject to the detailed provisions of Sections 7018-7022 of the New York Banking Law.

    The indemnification and advancement of expenses granted pursuant to the New York Banking Law, as summarized in the foregoing paragraph, are not exclusive of any other rights to indemnification or advancement of expenses to which a director or officer may be entitled, provided that no indemnification may be made if a judgment adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled. The By-Laws of the Company provide that directors and officers of the Company shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to another organization at the Company's request. Persons who are not directors or officers of the Company may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors.

    Reference is  made to  Article VI  of the  Underwriting Agreement  filed  as
Exhibit 1(a) hereto for a description of the indemnification arrangements in connection with any underwritten offering of the Securities registered hereby.

    The directors of the Company are insured under officers and directors liability insurance policies purchased by GE Company. The directors, officers and employees of the Company are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

ITEM 16. EXHIBITS.

 EXHIBIT                               INCORPORATED BY REFERENCE
  NUMBER                                  TO FILINGS INDICATED
- ----------             ----------------------------------------------------------
 1(a)       --         Exhibit  1(a) to  the Company's  Registration Statement on
                         Form S-3 (No. 33-50909).
  (b)       --         Exhibit 1(b) to  the Company's  Registration Statement  on
                         Form S-3 (No. 33-50909).
  (c)       --         Exhibit  1(c) to  the Company's  Registration Statement on
                         Form S-3 (No. 33-50909).
 4(a)
  (b)
  (c)
  (d)
  (e)       --         Exhibit  4(f) to  the Company's  Registration Statement on
                         Form S-3 (No. 33-18118).
  (f)       --         Exhibit 4(g) to  the Company's  Registration Statement  on
                         Form S-3 (No. 33-18118).
  (g)       --         Exhibit  4(h) to  the Company's  Registration Statement on
                         Form S-3 (No. 33-18118).
  (h)       --         Exhibit 4(i) to  the Company's  Registration Statement  on
                         Form S-3 (No. 33-18118).
  (i)       --         Exhibit  4(j) to  the Company's  Registration Statement on
                         Form S-3 (No. 33-18118).
  (j)       --         Exhibit 4(k) to  the Company's  Registration Statement  on
                         Form S-3 (No. 33-18118).
  (k)       --         Exhibit  4(u) to  the Company's  Registration Statement on
                         Form S-3 (No. 33-50909).

 EXHIBIT
  NUMBER                           DESCRIPTION
- ----------  ----------------------------------------------------------
 1(a)       Form of Underwriting Agreement.

  (b)       Form  of Amended and  Restated U.S. Distribution Agreement
            dated as  of August  31, 1993  among the  Company and  the
            Dealers party thereto.
  (c)       Form of Amended and  Restated Euro Distribution  Agreement
            dated  as of  August 31,  1993 among  the Company  and the
            Dealers party thereto.
 4(a)       Form of  Amended  and Restated  General  Electric  Capital
            Corporation   Standard  Global  Multiple-Series  Indenture
            Provisions dated as of June 1, 1994.
  (b)       Form of  Amended  and Restated  General  Electric  Capital
            Corporation  Standard Multiple-Series Indenture Provisions
            dated as of June 1, 1994.
  (c)       Form of Amended and Restated Indenture dated as of June 1,
            1994 between the Company  and Mercantile-Safe Deposit  and
            Trust Company, as Trustee.
  (d)       Form  of Amended and  Restated Indenture dated  as of June
            15, 1994 between the  Company and Mercantile-Safe  Deposit and Trust Company, as Trustee.
  (e)       Form of Note [Full Coupon].

  (f)       Form of Note [Deep Discount].

  (g)       Form of Note [Zero Coupon].

  (h)       Form of Note [Variable Rate].

  (i)       Form of Note [Extendible].

  (j)       Form of Warrant Agreement.

  (k)       Form of  Global Medium-Term  Note,  Series A,  Fixed  Rate
            Registered Note.

 EXHIBIT                               INCORPORATED BY REFERENCE
  NUMBER                                  TO FILINGS INDICATED
- ----------             ----------------------------------------------------------
  (l)       --         Exhibit  4(v) to  the Company's  Registration Statement on
                         Form S-3 (No. 33-50909).
  (m)       --         Exhibit  4(w) to  the Company's  Registration Statement on
                         Form S-3 (No. 33-50909).
  (n)       --         Exhibit  4(x) to  the Company's  Registration Statement on
                         Form S-3 (No. 33-50909).
  (o)       --         Exhibit 4(y) to  the Company's  Registration Statement  on
                         Form S-3 (No. 33-50909).
  (p)       --         Exhibit 4(z) to  the Company's  Registration Statement  on
                         Form S-3 (No. 33-50909).
  (q)       --         Exhibit  4(aa) to the  Company's Registration Statement on
                         Form S-3 (No. 33-50909).
  (r)       --         Exhibit  4(bb) to the  Company's Registration Statement on
                         Form S-3 (No. 33-50909).
 5          --
12          --
23          --
24          --
25(a)       --
  (b)       --

 EXHIBIT
  NUMBER                           DESCRIPTION
- ----------  ----------------------------------------------------------
  (l)       Form of Global Medium-Term  Note, Series A, Floating  Rate
            Registered Note.
  (m)       Form of Global  Medium-Term Note, Series  B/C, Fixed  Rate
            Temporary Global Bearer Note.
  (n)       Form of Global Medium-Term Note, Series B/C, Floating Rate
            Temporary Global Bearer Note.
  (o)       Form  of Global  Medium-Term Note, Series  B/C, Fixed Rate
            Bearer/Registered Note.
  (p)       Form of Global Medium-Term Note, Series B/C, Floating Rate
            Bearer/Registered Note.
  (q)       Form of Global  Medium-Term Note, Series  B/C, Fixed  Rate
            Permanent Global Bearer Note.
  (r)       Form of Global Medium-Term Note, Series B/C, Floating Rate
            Permanent Global Bearer Note.
 5          Opinion and consent of Bruce C. Bennett, Associate General
            Counsel--Treasury Operations  and Assistant  Secretary  of
            the Company.
12          Computation of ratio of earnings to fixed charges.
23          Consent of KPMG Peat Marwick (contained in Part II of this
            Registration Statement).
            Consent  of Bruce  C. Bennett  is included  in his opinion referred to in Exhibit 5 above.
            Consent of  James Kalashian,  General Tax  Counsel of  the
            Company.
24          Power of Attorney.
25(a)       Form  T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Mercantile-Safe Deposit
            and Trust Company, in respect of the Amended and  Restated
            Indenture filed as Exhibit 4(c).
  (b)       Form  T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Mercantile-Safe Deposit
            and Trust Company,  in respect of  the Indenture filed  as
            Exhibit 4(d).

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that clauses (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 7th day of June, 1994.

                                          GENERAL ELECTRIC CAPITAL CORPORATION
                                          By _________/s/_JAMES A. PARKE________
                                                       (James A. Parke
                                              Senior Vice President, Finance)

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                              SIGNATURE                                            TITLE                    DATE
- ---------------------------------------------------------------------  -----------------------------  ----------------
                                                                       Chairman of the Board,
                                                                         President and Chief
                                                                         Executive Officer
                                                                         (Principal Executive
                           *GARY C. WENDT                                Officer)
                           (Gary C. Wendt)

                                                                       Senior Vice President,
                                                                         Finance and Director
                                                                         (Principal
                                                                         Financial and Accounting
                          /s/JAMES A. PARKE                              Officer)
                          (James A. Parke)

                                                                       Senior Vice President --       June 7, 1994
                                                                         Corporate Treasury and
                         *JEFFREY S. WERNER                              Global Funding Operation
                         (Jeffrey S. Werner)

                           *N.D.T. ANDREWS                             Director
                          (N.D.T. Andrews)

                           *JAMES R. BUNT                              Director
                           (James R. Bunt)

                        *MICHAEL A. CARPENTER                          Director
                       (Michael A. Carpenter)

                              SIGNATURE                                            TITLE                    DATE
- ---------------------------------------------------------------------  -----------------------------  ----------------

                        *DENNIS D. DAMMERMAN                           Director
                        (Dennis D. Dammerman)

                            *PAOLO FRESCO                              Director
                           (Paolo Fresco)

                     *BENJAMIN W. HEINEMAN, JR.                        Director
                     (Benjamin W. Heineman, Jr.)

                       *BURTON J. KLOSTER, JR.                         Director
                      (Burton J. Kloster, Jr.)

                           *HUGH J. MURPHY                             Director
                          (Hugh J. Murphy)

                          *DENIS J. NAYDEN                             Director                       June 7, 1994
                          (Denis J. Nayden)

                          *JOHN M. SAMUELS                             Director
                          (John M. Samuels)

                         *EDWARD D. STEWART                            Director
                         (Edward D. Stewart)

                         *JOHN F. WELCH, JR.                           Director
                        (John F. Welch, Jr.)

                        *By /s/JAMES A. PARKE                          Attorney-in-fact
                            (James A. Parke)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated February 11, 1994 relating to the financial statements and schedules of the Company and consolidated affiliates as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1993. Our report refers to a change in 1993 in the method of accounting for certain investments in securities.

    We further consent to the reference to our firm under Experts in the Prospectus.

                                          KPMG PEAT MARWICK

Stamford, Connecticut
June 6, 1994

                              --------------------

                               CONSENT OF COUNSEL

    The consent of Bruce C. Bennett, Associate General Counsel--Treasury Operations and Assistant Secretary of the Company, to the reference to such counsel under Legal Opinions in the Prospectus, and to the use of his opinion as an Exhibit to the Registration Statement, is included in said opinion.

                                 EXHIBIT INDEX

 EXHIBIT
  NUMBER                                                              DESCRIPTION
- ----------             ---------------------------------------------------------------------------------------------------------
 4(a)                  Form  of  Amended  and Restated  General  Electric  Capital Corporation  Standard  Global Multiple-Series
                       Indenture Provisions dated as of June 1, 1994.
  (b)                  Form of Amended  and Restated  General Electric  Capital Corporation  Standard Multiple-Series  Indenture
                       Provisions dated as of June 1, 1994.
  (c)                  Form  of Amended and Restated Indenture dated as of  June 1, 1994 between the Company and Mercantile-Safe
                       Deposit and Trust Company, as Trustee.
  (d)                  Form of Amended and Restated Indenture dated as of June 15, 1994 between the Company and  Mercantile-Safe
                       Deposit and Trust Company, as Trustee.
 5          --         Opinion  and consent of  Bruce C. Bennett,  Associate General Counsel--Treasury  Operations and Assistant
                       Secretary of the Company.
12          --         Computation of ratio of earnings to fixed charges.
23          --         Consent of James Kalashian, General Tax Counsel of the Company.
24          --         Power of Attorney.
25(a)       --         Form T-1  Statement  of  Eligibility  and  Qualification  under  the  Trust  Indenture  Act  of  1939  of
                       Mercantile-Safe Deposit and Trust Company, in respect of the Indenture filed as Exhibit 4(c).
  (b)       --         Form  T-1  Statement  of  Eligibility  and  Qualification  under  the  Trust  Indenture  Act  of  1939 of
                       Mercantile-Safe Deposit and  Trust Company, in  respect of the  Indenture filed as  Exhibit 4(m) and  the
                       First Supplemental Indenture filed as Exhibit 4(d).

 EXHIBIT
  NUMBER     PAGE NUMBER
- ----------  -------------
 4(a)
  (b)
  (c)
  (d)
 5
12
23
24
25(a)
  (b)